EXHIBIT 23.1


                         Consent of Independent Auditors


To the Board of Directors
Of Osprey Gold Corp.

We consent to the use of our report dated April 2, 2004 on the financial statements of Osprey Gold Corp. as of December 31, 2003 that are included in the Form 10-KSB, which is included, by reference in Osprey Gold Corp.'s Form S-8.

Dated this 27th day of August, 2004.

STEPHEN A. DIAMOND
Chartered Accountant

/s/ Stephen A. Diamond